Filed December 23, 2002

File No. 70-9609

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________
Post-Effective Amendment No. 3
to
FORM U-1
APPLICATION/DECLARATION
UNDER THE
PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

_____________________________________________________________
Energy East Corporation
Energy East Enterprises, Inc.
Maine Natural Gas Corporation
Energy East Capital Trust I
P. O. Box 12904
Albany, NY 12212-2904

RGS Energy Group, Inc.
New York State Electric & Gas Corporation
Rochester Gas and Electric Corporation
89 East Avenue
Rochester, NY 14649-0001

CMP Group, Inc.
Central Maine Power Company
Maine Electric Power Company, Inc.
NORVARCO
83 Edison Drive
Augusta, ME 04336

Connecticut Energy Corporation
The Southern Connecticut Gas Company
855 Main Street
Bridgeport, CT 06604

CTG Resources, Inc.
Connecticut Natural Gas Corporation
10 State House Square
Hartford, CT 06144-1500

Berkshire Energy Resources
The Berkshire Gas Company
115 Cheshire Road
Pittsfield, MA 01201

(Names of companies filing this statement and
addresses of principal executive offices)

_____________________________________________________________

Energy East Corporation

(Name of top registered holding company parent)
_____________________________________________________________

Kenneth M. Jasinski
Executive Vice President
and Chief Financial Officer
Energy East Corporation
P.O. Box 12904
Albany, New York 12212-2904
Telephone: (518) 434-3049

(Names and addresses of agents for service)

The Commission is requested to send copies of all notices, orders and communications to:

Robert D. Kump Vice President, Treasurer & Secretary Energy East Corporation P.O. Box 12904 Albany, New York 12212-2904 Telephone: (518) 434-3049	Frank Lee, Esq. Huber Lawrence & Abell 605 Third Avenue New York, New York 10158 Telephone: (212) 682-6200

This Post-effective Amendment No. 3 to the Form U-1 of Energy East Corporation is being filed to amend Post-effective Amendment No. 2 dated October 4, 2002, for the following items:

ITEM 3   APPLICABLE STATUTORY PROVISIONS

3.3 RESERVATION OF JURISDICTION

Clause (iii) is amended to delete the words "as defined in Section 34 of the Act".

ITEM 6   EXHIBITS AND FINANCIAL STATEMENTS

A.      EXHIBITS

The following exhibit is being filed with this Post-Effective Amendment No. 3:

B	Form of Tax Allocation Agreement (filed herewith).

SIGNATURES

          Pursuant to the requirements of the Public Utility Holding Company Act of 1935, each of the undersigned companies has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY EAST CORPORATION
RGS ENERGY GROUP, INC.
CMP GROUP, INC.
CONNECTICUT ENERGY CORPORATION
CTG RESOURCES, INC.
BERKSHIRE ENERGY RESOURCES
ENERGY EAST ENTERPRISES, INC.
ENERGY EAST CAPITAL TRUST I

      /s/Robert D. Kump
Name: Robert D. Kump
Title:   Vice President, Treasurer and Secretary
          (Vice President and Secretary - RGS
          Energy Group, Inc., Treasurer and
          Secretary- Energy East Enterprises, Inc.
          and Administrative Trustee-Energy East
          Capital Trust I)

NEW YORK STATE ELECTRIC & GAS CORPORATION /s/Sherwood J. Rafferty Name: Sherwood J. Rafferty Title: Senior Vice President and Chief Financial Officer
ROCHESTER GAS AND ELECTRIC CORPORATION /s/Mark Keogh Name: Mark Keogh Title: Vice President, Treasurer & Secretary
MAINE NATURAL GAS CORPORATION /s/Michael I. German Name: Michael I. German Title: President	CENTRAL MAINE POWER COMPANY MAINE ELECTRIC POWER COMPANY NORVARCO /s/Sara J. Burns Name: Sara J. Burns Title: President
THE SOUTHERN CONNECTICUT GAS COMPANY CONNECTICUT NATURAL GAS CORPORATION /s/James P. Laurito Name: James P. Laurito Title: President and Chief Operating Officer	THE BERKSHIRE GAS COMPANY /s/Robert M. Allessio Name: Robert M. Allessio Title: President, Chief Executive Officer & Treasurer
Date: December 23, 2002